Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement Form S-8 of Poshmark, Inc. of our report dated September 25, 2020, relating to the financial statements which appears in Poshmark, Inc.’s Registration Statement on Form S-1 (No. 333-251427).

/s/ PricewaterhouseCoopers L.L.P.

San Jose, California

January 13, 2021